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                                                                      EXHIBIT 21

                              HARLEY-DAVIDSON, INC.
                                  SUBSIDIARIES

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                                                                                State/Country
                                                                                     of
        Name                                                                    Incorporation
        ----                                                                    -------------

H-D Michigan, Inc.                                                              Michigan
   Harley-Davidson Motor Company Group, Inc.                                    Wisconsin
      Harley-Davidson Motor Company Operations, Inc.                            Wisconsin
      Harley-Davidson Motor Company, Inc.                                       Wisconsin
      RPT, LLC                                                                  Delaware
Harley-Davidson Transportation Co., Inc.                                        Delaware
Harley-Davidson Foreign Sales Corporation                                       Barbados
Harley-Davidson Dealer Systems, Inc.                                            Ohio
Harley-Davidson Holding Co., Inc.                                               Delaware
   Harley-Davidson Benelux B.V.                                                 Netherlands
   Harley-Davidson France SAS                                                   France
   Harley-Davidson GmbH                                                         Germany
   Harley-Davidson Japan, KK                                                    Japan
   Harley-Davidson Europe Limited                                               England
   Harley-Davidson do Brazil Ltda.                                              Brazil
   HD Hong Kong Ltd.                                                            Hong Kong
   Harley-Davidson Singapore, Inc.                                              Delaware
Buell Motorcycle Company, Inc.                                                  Wisconsin
Buell Distribution Corporation                                                  Wisconsin
Renovation Realty Investment Services, Inc.                                     Wisconsin
Highland Insurance Service, Inc.                                                Wisconsin
HR, LLC                                                                         Indiana
Harley-Davidson Financial Services, Inc.                                        Nevada
   Harley-Davidson Insurance Services, Inc.                                     Nevada
   Harley-Davidson Credit Corp.                                                 Nevada
      Harley-Davidson Funding Corporation                                       Nevada
      Eaglemark Bank, N.A.                                                      Nevada
      Harley-Davidson Leasing, Inc.                                             Nevada
      Harley-Davidson Mortgage, Inc.                                            Nevada
      Eaglemark Customer Funding Corporation-II                                 Nevada
      Eaglemark Customer Funding Corporation-III                                Nevada
      Eaglemark Customer Funding Corporation-IV                                 Nevada
   Eaglemark International, Inc.                                                Delaware
        ODBH Limited                                                            United Kingdom
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